UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 12, 2011

PROVECTUS PHARMACEUTICALS, INC.
 (Exact name of registrant as specified in charter)

Nevada	0-9410	90-0031917
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7327 Oak Ridge Hwy., Knoxville, Tennessee 37931
(Address of Principal Executive Offices)

(866) 594-5999
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)
On July 12, 2011, Stuart Fuchs, a member of the Board of Directors of Provectus Pharmaceuticals, Inc. (the “Company”) resigned effective immediately. There were no disagreements between Mr. Fuchs and the Company on any matter relating to the Company’s operations, policies or practices, which resulted in his resignation.  Upon his resignation, Mr. Fuchs joined the Company's Corporate Advisory Board. A copy of the press release announcing Mr. Fuchs' resignation and appointment to the Company's Corporate Advisory Board is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

(d)
On July 12, 2011, the Board of Directors of the Company elected Alfred E. Smith, IV as a director to fill the vacancy created by Mr. Fuchs’ resignation.  Mr. Smith will serve as a director until the next annual meeting of stockholders.

Mr. Smith will be eligible to participate in and receive grants of stock options pursuant to the Company’s 2002 Stock Plan, as amended, as described in the Company’s proxy statement filed with the Securities and Exchange Commission on May 2, 2011.  Upon his election on July 12, 2011, the Company granted Mr. Smith an award of 50,000 stock options under the Company’s 2002 Stock Plan, as amended. The stock options vest immediately and will expire ten years after the grant date.

There is no arrangement or understanding pursuant to which Mr. Smith was elected as a director, and there is no related party transaction that would be required to be reported under Item 404(a) of Regulation S-K.

A copy of the press release announcing Mr. Smith’s election is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated July 13, 2011 related to Mr. Fuchs

99.2	Press release dated July 13, 2011 related to Mr. Smith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 13, 2011

PROVECTUS PHARMACEUTICALS, INC.

By:  /s/ Peter R. Culpepper
Peter R. Culpepper
Chief Financial Officer and Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated July 13, 2011 related to Mr. Fuchs

99.2	Press release dated July 13, 2011 related to Mr. Smith